SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): July 14, 1997 (June 6, 1997)

                       AMERICAN RADIO SYSTEMS CORPORATION
             (Exact name of registrant as specified in its charter)

    Delaware                          0-26102                   04-3196245
(State or other                     (Commission               (IRS Employer
  jurisdiction of                    File Number)           Identification No.)
  incorporation)




                              116 Huntington Avenue
                           Boston, Massachusetts 02116
          (Address of principal executive offices, including zip code)




                                 (617) 375-7500
              (Registrant's telephone number, including area code)

Item 5.  Other Events

         On July 8, 1997, American Tower Systems, Inc. ("ATS") a wholly-owned subsidiary of American Radio Systems Corporation (the "Company") entered into an Asset Purchase Agreement with Suburban Cable TV Co. Inc., and its subsidiaries, a Pennsylvania corporation, pursuant to which the Company will acquire substantially all the assets of the seller and a wholly-owned subsidiary, Micronet, Inc., an antenna site provider and owner of towers based in Jamison, Pennsylvania for a purchase price of approximately $70.3 million. For more information see the Company's press release, dated July 8, 1997, which is attached herewith as Exhibit 99.1.

         On July 1, 1997, ATS consummated the transactions contemplated by the Asset Purchase Agreements dated February 5, 1997 by and between ATS, Meridian Sales and Services Company, a California corporation, Meridian Communications North, and Meridian Radio Sites, both California limited partnerships, (collectively "Meridian") pursuant to which the Company acquired substantially all the assets of Meridian, a tower antenna site provider based in Calabras, California for a purchase price of approximately $32.1 million. The escrow deposit of $.25 million, $11.0 million of borrowings under ATS' credit agreement and additional borrowings under the Company's credit agreement were utilized to finance the acquisition.

         On June 19, 1997, the Company entered into an Asset Exchange Agreement with Jacor Communications, Inc., pursuant to which the Company will acquire substantially all the assets of KMXV-FM, KUDL-FM, KYYS-FM and WDAF-AM located in Kansas City, Missouri in exchange for substantially all the assets of WMMX-FM, WTUE-FM, WLQT-FM, WBTT-FM, WXEG-FM and WONE-AM located in Dayton, Ohio. Consummation of the transaction is subject to, among other things, the approval of the Federal Communications Commission ("FCC"). For more information see the Company's press release, dated June 19, 1997, which is attached herewith as
Exhibit 99.2.

         On June 6, 1997, the Company entered into an Asset Purchase Agreement with McMurray Communications, pursuant to which the Company will acquire substantially all the assets of WMMA-FM located in Lebanon, Ohio. Consummation of the transaction is subject to, among other things, the approval of the FCC. For more information see the Company's press release, dated June 19, 1997, which is attached herewith as Exhibit 99.3.


Item 7. Financial Statements and Exhibits

         (c)   Exhibits

         Exhibit 99.1 -  Press Release, dated as of July 8, 1997

         Exhibit 99.2 -  Press Release, dated as of June 19, 1997

         Exhibit 99.3 -  Press Release, dated as of June 6, 1997

                                   SIGNATURES



       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         AMERICAN RADIO SYSTEMS
                                         CORPORATION
                                         (Registrant)




                                         By: /s/Lynn A. Carlmark
                                             Lynn A. Carlmark
                                             Director of Financial Reporting
                                               and Operations


Date: July 14, 1997




                                        3